UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2024 (December 11, 2024)

SACKS PARENTE GOLF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 1.01 Entry into a Material Definitive Agreement.

On December 11 2024, Sacks Parente Golf, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”) as the sole underwriter (the “Underwriter”) relating to the offering, issuance and sale of (i) 2,480,000 common units (“Common Units”), each consisting of one share of common stock, one warrant to purchase one share of common stock at an exercise price of $2.40 per share (or 200% of the price of each Common Unit sold in the Offering) which will expire on the five-year anniversary of the date of the Warrant Stockholder Approval (described below) (the “Series A Warrants,”) and one Warrant to purchase one share of common stock at an exercise price of $2.40 per share (or 200% of the price of each Common Unit sold in the Offering) or pursuant to an alternative cashless exercise option, which Warrant will expire on the two and one-half anniversary of the date of the Warrant Stockholder Approval (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) and (ii) 4,520,000 pre-funded units (the “Pre-Funded Units”), each consisting of one pre-funded warrant to purchase one share of share of common stock (the “Pre-Funded Warrants”), one Series A Warrant and one Series B Warrant. The purchase price of each Common Unit was $1.20, and the purchase price of each Pre-Funded Warrant was $1.199 (which is equal to the public Offering price minus $0.001). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

In addition, the Company granted the Underwriter a 45-day option to purchase additional shares of Common Stock representing up to 15% of the number of shares common stock, up to 15% of the number of Series A Warrants and up to 15% of the number of shares of Series B Warrants, respectively, sold in the Offering solely to cover-over-allotments, if any. The purchase price to be paid per additional share of common stock will be equal to the Offering price of one Common Unit less the underwriting discount.

Beginning on the date of the Warrant Stockholder Approval, the Series A Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) for the five trading days immediately following the date the Company effects a reverse split with a proportionate adjustment to the number of shares underlying the Series A Warrants (a “Reverse Split Reset”). Any such adjustment will be subject to a floor price (“the Floor Price”) calculated as follows: (a) prior to the date of the Warrant Stockholder Approval, 50% of the Nasdaq Minimum Price, and (b) after the date of the Warrant Stockholder Approval, 20% of the Nasdaq Minimum Price. Nasdaq Minimum Price means the lower of the Nasdaq closing price or the average closing price for the five immediately preceding trading days, all as at the pricing of this Offering. Additionally, with certain exceptions, beginning on the date of the Warrant Stockholder Approval, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants ( the “Dilutive Adjustment”) upon the Company’s issuance of its common stock or common stock equivalents at any time after the closing of the Offering, at a price per share that is less than the then-current exercise price of the Series A Warrants. Any Dilutive Adjustment will be subject to the Floor Price. Beginning on the date of the Warrant Stockholder Approval, in lieu of a cash exercise, the holder of the Series B Warrants has the right to elect to receive an aggregate number of shares of common stock equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series B Warrants and (y) 2.0. Also, the Series B Warrants will provide for a Reverse Split Reset subject to the Floor Price. Additionally, effective on the 11th trading day following the date of the Warrant Stockholder Approval, the exercise price and the number of shares underlying the Common Warrants will be reset to the then-current lowest VWAP in the period commencing on the first trading day following the date of the Warrant Stockholder Approval and ending the close of trading on the 10th trading day thereafter. Such reset will be subject to the Floor Price. With respect to all of the Common Warrants, with the consent of the holder, the Company may adjust the exercise price to such amount and for such time as may be agreed upon. None of the Common Warrants may be exercisable until the Warrant Stockholder Approval.

The Company has agreed to hold a stockholders meeting within 60 days after the closing of the Offering (and every 60 days thereafter until approval of its stockholders has been obtained (“Warrant Stockholder Approval”) to approve the following matters: (i) exercisability of the Common Warrants, (ii) removal of clause (a) of the Floor Price definition, (iii) adjustment of the exercise price and number of Common Warrants pursuant to such adjustment, (iv) the Reverse Split Reset, (v) the Dilutive Adjustment, and (vi) the voluntary adjustment provisions.

The Offering closed on December 13, 2024. An aggregate of 7,000,000 Common Units were sold in the Offering. The aggregate gross proceeds to the Company were approximately $8,400,000 before deducting underwriter fees and other Offering costs.

The Offering of the securities described above was made pursuant to an effective registration on Form S-1 (File No. 333-283460) and the preliminary prospectus contained therein which was filed by the Company on December 4, 2024, and amended on December 10, 2024, and declared effective on December 11, 2024. A final prospectus relating to the Offering was filed on December 11, 2024.

Under the terms of the Underwriting Agreement, the Company agreed to pay to the underwriter an underwriting discount of 7% of the public Offering price for the Units. In addition, the Company agreed to (a) pay a non-accountable expense allowance to the Underwriter equal to 1% of the gross proceeds received in the Offering and (b) to reimburse the underwriter for certain out-of-pocket expenses including up to $100,000 for reasonable legal fees and disbursements for the Underwriter’s Counsel.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Subject to certain exceptions, the Company and its executive officers and directors have agreed not to sell or transfer any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares, for 90 days after the Offering, without first obtaining the written consent of Aegis.

Copies of the form of Underwriting Agreement, the Series A Warrants, and Series B Warrants are filed as Exhibits No. 1.1, 4.1 and 4.2, respectively. The foregoing description of the terms of the Underwriting Agreement, the Series A Warrants and the Series B Warrants is qualified in its entirety by reference to such exhibits. A copy of the opinion of TroyGould PC relating to the legality of the issuance and sale of the Common Units in the Offering is attached as Exhibit 5.1.

Item 8.01 Other Events.

In connection with the Offering, on December 13, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement Dated December 11, 2024
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
5.1	Opinion of TroyGould PC
23.1	Consent of TroyGould PC (Included in Exhibit 5.1)
99.1	Press Release Dated December 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024	SACKS PARENTE GOLF, INC.

	By:	/s/ Greg Campbell
Greg Campbell
Executive Chairman